UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549

FORM 8-K

 CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2023

 WORLD KINECT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street,	Miami,	Florida	33178
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 428-8000
World Fuel Services Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	WKC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws
On June 15, 2023, World Fuel Services Corporation (the "Company") held its 2023 Annual Meeting of Shareholders (the "2023 Annual Meeting"). At the 2023 Annual Meeting, the Company’s shareholders voted in favor of an amendment to the Company’s Articles of Incorporation, as amended (the "Name Change Amendment") changing the Company’s name to World Kinect Corporation (the "Name Change"). The Name Change Amendment was filed with the Secretary of State of the State of Florida, and was effective on June 15, 2023. Effective at the open of market trading on June 16, 2023, the Company’s common stock began trading on the New York Stock Exchange under its new name, World Kinect Corporation, as well as the Company’s new ticker symbol, "WKC."

Item 5.07. Submission of Matters to a Vote of Security Holders

The matters voted upon at the Company’s 2023 Annual Meeting and the results of the votes were as follows:

Proposal 1: Amendment to the Company’s Articles of Incorporation

As described above, the shareholders approved the Name Change Amendment.

Votes For	Votes Against	Abstentions
57,416,326	170,888	18,649
Proposal 2: Election of Directors

The shareholders elected each of the Company’s nominees for director for a term expiring on the date of the 2024 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Kasbar	51,765,076	3,089,760	2,751,027
Ken Bakshi	44,959,688	9,895,148	2,751,027
Jorge L. Benitez	52,776,729	2,078,107	2,751,027
Sharda Cherwoo	53,731,511	1,123,325	2,751,027
Richard A. Kassar	33,336,373	21,518,463	2,751,027
John L. Manley	52,469,455	2,385,381	2,751,027
Stephen K. Roddenberry	34,394,619	20,460,217	2,751,027
Jill B. Smart	52,041,068	2,813,768	2,751,027
Paul H. Stebbins	52,601,620	2,253,216	2,751,027

Proposal 3: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,044,346	26,945,124	865,366	2,751,027

Proposal 4: Non-Binding, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The shareholders voted in favor of a frequency of every one year for future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions
49,035,142	14,344	5,740,903	64,447
Based upon the voting results of the advisory proposal on the frequency of future advisory votes on executive compensation set forth in Proposal 4 above, the Company’s Board of Directors has determined that future advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required vote on the frequency of such votes.

Proposal 5—Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

Votes For	Votes Against	Abstentions
55,869,258	1,686,348	50,257

Item 7.01. Regulation FD Disclosure
On June 15, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.14 per share, which is payable on July 10, 2023 to shareholders of record on June 26, 2023.
This information and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 20, 2023	World Fuel Services Corporation

/s/ Amy Quintana Avalos
Amy Quintana Avalos
Senior Vice President, Chief Corporate Counsel, Chief Sustainability Business Officer and Corporate Secretary